EXHIBIT 99.1



                         MINNESOTA CORN PROCESSORS, INC.

                           BALLOT FOR SPECIAL MEETING

     This Ballot has been authorized by the Board of Directors of Minnesota Corn Processors, Inc., a Minnesota cooperative association (the "Cooperative") to be used in the balloting of the Cooperative's members on February 4, 2000, for the purposes set forth below and described in more detail in the Information Statement and Prospectus distributed to members on or about January 5, 2000 (the "Information Statement-Prospectus"). When properly marked and returned to the Cooperative's corporate headquarters in Marshall, Minnesota, the Ballot will constitute the vote of the member who received this Ballot (the "Member") with respect to the following resolutions regarding the matters discussed and proposed in the Information Statement-Prospectus.

     NOW, THEREFORE, BE IT RESOLVED, that the terms of the change in the Cooperative's form of organization and conversion into Minnesota Corn Processors Colorado, a Colorado cooperative, and thereafter into Minnesota Corn Processors, LLC, a Colorado limited liability company ("MCP LLC"), as described in the Information Statement-Prospectus and the Amended and Restated Transaction Agreement attached thereto (the "Transaction Agreement") and as governed by the Second Amended and Restated Operating Agreement attached thereto (such change in the form of the Cooperative, the "Conversion"), are hereby adopted and approved;

     FURTHER RESOLVED, that, (i) the Transaction Agreement is hereby approved;
(ii) the Plans of Merger attached as Exhibits A and B to the Transaction Agreement are hereby approved; (iii) the Surviving Entity Articles of Organization attached as Exhibit C to the Transaction Agreement are hereby approved as the Articles of Organization of MCP LLC as the surviving entity upon completion of the Conversion; and (iv) the Second Amended and Restated Operating Agreement attached as Exhibit D to the Transaction Agreement is hereby approved as the Operating Agreement of MCP LLC as the surviving entity upon completion of the Conversion; and

     FURTHER RESOLVED, that the officers of the Cooperative are each hereby authorized and directed, for and on behalf of the Cooperative, to (i) execute, deliver and file the appropriate Plans of Merger and other documents and agreements with the offices of the Secretary of State of the appropriate states, as required by applicable law, and (ii) to execute such documents and take such other actions as may be necessary, desirable and in the best interests of the Cooperative and its members to complete the Conversion.

     PLEASE COMPLETE THIS BALLOT, AND RETURN IT TO THE COOPERATIVE NO LATER THAN NOON, FEBRUARY 4, 2000.

     YOUR ATTENTION IS ALSO DRAWN TO THE INSTRUCTIONS FOR USING THIS BALLOT IN THE ATTACHED INSTRUCTION LETTER. PLEASE REVIEW AND FOLLOW THESE INSTRUCTIONS CAREFULLY.

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                                   VOTE HERE

WITH RESPECT TO ALL OF THE RESOLUTIONS TO THE RIGHT REGARDING THE MATTERS DISCUSSED IN THE INFORMATION STATEMENT-PROSPECTUS, THE MEMBER CASTS A VOTE AS MARKED BELOW:


                    [ ] YES (IN FAVOR)        [ ] NO (OPPOSED)

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